Exhibit 10.10

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of July 28, 2006 by and among Trans-India Acquisition Corporation, a Delaware corporation (the “Company”), Marillion Pharmaceuticals Pvt. Ltd., Business Ventures Corp., Bobba Venkatadri, Nalluru Murthy and Rasheed Yar Khan (each a “Purchaser,” and collectively, the “Purchasers”).

WHEREAS, the Company proposes to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1, as amended (the “Registration Statement”), as amended, in connection with the Company’s initial public offering (the “IPO”) of up to 11,500,000 units, each unit (“Unit”) consisting of one share of the Company’s common stock, $0.0001 par value (the “Common Stock”) and one warrant (the “Warrants”), each Warrant to purchase one share of Common Stock.

WHEREAS, each Purchaser is an existing stockholder of the Company.

WHEREAS, the Company desires to sell in a private placement to the Purchasers (the “Placement”) an aggregate of 125,000 units (the “Placement Units”) substantially identical to the Units to be issued in the IPO pursuant to the terms and conditions hereof and to be set forth in the Registration Statement, except that the Placement Units, Common Stock and Warrants to be issued in the Placement shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, the Purchaser desires to acquire the Placement Units.

WHEREAS, the Placement Units, Common Stock and Warrants to be issued in the Placement shall be placed in escrow pursuant to the terms of the Securities Escrow Agreement to be filed as an exhibit to the Registration Statement.

WHEREAS, the Warrants included in the Placement Units shall be governed by the Warrant Agreement to be filed as an exhibit to the Registration Statement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Purchase of Units. Subject to the terms and conditions hereof, the Company shall severally issue and sell to the Purchasers and the Purchasers shall severally buy from the Company 125,000 Placement Units at a purchase price of $8.00 per Placement Unit, or $1,000,000 in the aggregate (the “Purchase Price”), in the amount of Placement Units specified opposite the name of each Purchaser in the column designated “Number of Placement Units” on Exhibit A hereto.

2. Closing. The closing of the purchase and sale of the Placement Units (the “Closing”) will take place immediately prior to and conditional upon the consummation of the IPO. At the Closing, the Company shall deliver to the escrow agent as described in the Registration Statement, on behalf of the Purchasers in accordance with the Securities Escrow Agreement, a certificate or certificates representing the Placement Units, registered in the Purchaser’s name, representing the number of Placement Units to be purchased by the Purchaser at the Closing, against payment of the purchase price therefore in the amount set forth in the column designated “Purchase Price” opposite such Purchaser’s name on Exhibit A hereto by certified check or wire transfer of funds per the Company’s instructions. Simultaneous with the closing of the IPO, the Company shall deposit the Purchase Price into the trust account described in the Registration Statement.

3. Separate Agreements. The Company’s agreement with each of the Purchasers hereunder is a separate agreement, the obligations of each of the Purchasers hereunder are several and not joint, and the sale of the Placement Units to each of the Purchasers is a separate transaction.

4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

a. The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act;

b. The Placement Units, Common Stock and Warrants have not been registered under the Securities Act and are being acquired for the Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act;

c. The Purchaser is familiar with the proposed business, management and financial condition and affairs of the Company; and

d. The Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

5. Waiver and Indemnification. The Purchaser and the Officers hereby waive any and all rights to assert any present or future claims, including any right of rescission, against the Company, I-Bankers Securities, Inc. (“I-Bankers”) or the other underwriters in the IPO with respect to their purchase of the Placement Units, and the Purchaser agrees to indemnify and hold the Company, I-Bankers and the other underwriters in the IPO harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company, I-Bankers or such other underwriters by any transferees, heirs, assigns or any subsequent holders of the Placement Units.

6. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

9. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

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IN WITNESS WHEREOF, the parties have duly executed this Subscription Agreement as of the date first written above.

TRANS-INDIA ACQUISITION CORPORATION

By:	/S/ BOBBA VENKATADRI
Name: Bobba Venkatadri
Title: Chief Executive Officer

MARILLION PHARMACEUTICALS INDIA PVT. LTD.

By:	/S/ RAMESH ALUR
Name: Ramesh Alur
Title: Authorized Officer

BUSINESS VENTURES CORP.

By:	/S/ STEVEN P. COLMAR
Name: Steven P. Colmar
Title: President

/s/ BOBBA VENKATADRI
Bobba Venkatadri

/s/ NALLURU MURTHY
Nalluru Murthy

/s/ RASHEED YAR KHAN
Rasheed Yar Khan

EXHIBIT A

Purchaser Name	Number of Placement Units	Purchase Price
Marillion Pharmaceuticals Pvt. Ltd.	39,582	$316,656
Business Ventures Corp.	42,882	$343,056
Bobba Venkatadri	19,791	$158,328
Nalluru Murthy	16,495	$131,960
Rasheed Yar Khan	6,250	$50,000

Total	125,000	$1,000,000